Exhibit 5.1


                          SCHLUETER & ASSOCIATES, P.C.
                       1050 Seventeenth Street, Suite 1700
                             Denver, Colorado 80265
                                 (303) 292-3883
                               FAX: (303) 296-8880



                                 August 29, 2000



Windsor Woodmont Black Hawk Resort Corp.
12160 North Abrams Road, Suite 516
Dallas, Texas 75243

         Windsor Woodmont Black Hawk Resort Corp.
         13% First Mortgage Notes Due 2005

Gentlemen and Ladies:

     We have acted as counsel for Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation (the "Issuer"), in connection with the preparation and filing of a registration statement on Form S-4, as amended (Registration No. 333-41292) (the "Registration Statement"), with the Securities and Exchange Commission for the purpose of registering the issuance of up to $100,000,000 aggregate principal amount of the Issuer's 13% First Mortgage Notes Due 2005 (the "New Notes") under the Securities Act of 1933, as amended (the "Act"). The New Notes are to be issued in exchange for an equal aggregate principal amount of the Issuer's outstanding 13% First Mortgage Notes Due 2005 (the "Old Notes") pursuant to the Registration Rights Agreement among the Issuer and each of the purchasers of the Old Notes. The New Notes are to be issued pursuant to the terms of the indenture (the "Indenture") between the Issuer and SunTrust Bank, as trustee (the "Trustee"). The Indenture is to be qualified under the Trust Indenture Act of 1939, as amended (the "TIA").

     In connection with the foregoing, we have reviewed such records, documents, agreements and certificates, and examined such questions of law, as we have considered necessary or appropriate for the purpose of this opinion. In making our examination of records, documents, agreements and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements and certificates (other than persons executing documents, agreements and certificates on behalf of the Issuer), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements or certificates. In rendering our opinion, we have relied as to factual matters upon certificates of public officials and certificates and representations of officers of the Issuer.

     We have assumed that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes a legal, valid and binding agreement of the Trustee. In addition, we have assumed that there will be no changes in applicable law between the date of this opinion and the date of issuance and delivery of the New Notes.

     Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that:




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Windsor Woodmont Black Hawk Resort Corp.
August 29, 2000
Page 2


     The New Notes have been duly authorized by the Issuer and when the Registration Statement has been declared effective, when the Indenture has been duly qualified under the TIA, when the New Notes have been duly executed by the Issuer and when the New Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and issued and delivered against exchange of the Old Notes in accordance with the terms set forth in the prospectus which is included in the Registration Statement, the New Notes will be valid and binding obligations of the Issuer, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and general principles of equity.

     This opinion is rendered to the Issuer in connection with the filing of the Registration Statement and for no other purpose. We express no opinion as to the laws of any jurisdiction other than the laws of the United States of America and the State of Colorado.

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus which is included in the Registration Statement. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

                                              Very truly yours,

                                              SCHLUETER & ASSOCIATES, P.C.


                                              /s/ Henry F. Schlueter
                                              ----------------------------------
                                                  Henry F. Schlueter